SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of earliest event reported: July 10, 2000



                           TOP AIR MANUFACTURING, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                      Iowa
                 (State or Other Jurisdiction of Incorporation)


       0-10571                                            42-1155462
(Commission File Number)                    (I.R.S. Employer Identification No.)

317 Savannah Park Road, Cedar Falls, Iowa                    50613
(Address of Principal Executive Offices)                  (Zip Code)

                                 (319) 268-0473
              (Registrant's Telephone Number, Including Area Code)

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Item 5.  Other Events.

         As previously reported, the Company had been (and continues to be) unable to meet certain financial covenants contained in the Credit and Security Agreement between the Company and its bank lender providing for a $6 million line of credit (the "Line of Credit Facility"). On May 25, 2000, the Company entered into an agreement with its bank lender whereby the bank agreed to either waive the covenants that are in default or to forebear from exercising their right under the Line of Credit Facility and agreed to extend the maturity date and the Line of Credit Facility to July 18, 2000. As of June 28, 2000, the Company had borrowed all of the funds available to it under the borrowing base formula contained in the Line of Credit Facility with its bank lender. In order to meet its immediate working capital needs, on June 28, 2000 the Company and its bank lender entered into an agreement (the "Special Advance Agreement") to advance an additional $200,000 to the Company in excess of the borrowing base formula contained in the Line of Credit Facility, which additional borrowings became due and payable on July 10, 2000.

         On July 10, 2000, the Company's bank lender was informed that the Company would be unable to pay the $200,000 advance that had become due and payable on July 10, 2000. On July 11, 2000, the Company received a notice of default from its bank lender with respect to the Company's indebtedness under the Special Advance Agreement and the Line of Credit Facility.

         Although the Company continues to fund its operations through its Line of Credit Facility, no assurance can be given that the Company's bank lender will continue to provide working capital financing under the Line of Credit Facility after its maturity on July 18, 2000. Moreover, because of the default status of the Company's indebtedness under the Special Advance Agreement and the Line of Credit Facility, the Company's bank lender could accelerate the outstanding indebtedness under the Line of Credit Facility prior to its maturity on July 18, 2000.

         The Company continues its ongoing discussions with its bank lender in an attempt to obtain short term accommodations from its bank lender with respect to the current outstanding indebtedness so that the Company may continue to seek alternative sources of debt and/or equity financing. As of the date of this report, the Company has not received a commitment from any source to provide such financing. The Company cannot give any assurance that it will be able to obtain any accommodation from its bank lender with respect to its current Line of Credit Facility or that the Company will be able to obtain more permanent financing of its working capital requirements from its bank lender or any other source. If the Company is unable to obtain such accommodation and financing, the Company could not fund its ongoing operations without appropriate legal protection.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 12, 2000

                                       TOP AIR MANUFACTURING, INC.


                                       By: /s/ Steven R. Lind
                                           -------------------------------------
                                           Steven R. Lind
                                           President and Chief Executive Officer